UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2019

 Array BioPharma Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16633	84-1460811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Walnut Street, Boulder, Colorado 80301
(Address of principal executive offices, including Zip Code)

303 381-6600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

In this report, “Array BioPharma,” “Array,” “we,” “us” and “our” refer to Array BioPharma Inc., unless the context otherwise provides.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on February 20, 2019, Curtis Oltmans has notified Array of his resignation as Executive Vice President, General Counsel and Secretary of Array.

Mr. Oltmans entered into a Separation and Release Agreement (the “Separation Agreement”) with Array on March 19, 2019. Under the terms of the Separation Agreement, Array has agreed (i) to provide Mr. Oltmans with severance compensation equal to 12 months of his current base salary, payable bi-monthly over the 12-month period following his last day of employment, plus an amount required to cover healthcare premiums under COBRA for a 12-month period, payable as a lump sum payment on his last day of employment, and (ii) to accelerate the vesting of his outstanding stock options and restricted stock units that would have vested in this calendar year, all in consideration for the releases and other covenants made by Mr. Oltmans in the Separation Agreement. Mr. Oltmans will also receive the target performance bonus payable to him under Array's fiscal 2019 Performance Bonus Program. The Separation Agreement also contains customary non-disparagement provisions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2019	Array BioPharma Inc.

	By:	/s/ JASON HADDOCK
Jason Haddock
Chief Financial Officer